UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona	85283
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 333-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Fourth Amended and Restated Revolving Credit Facility

On June 23, 2016, Insight Enterprises, Inc. (the “Company”) amended and restated its existing credit agreement (as so amended and restated, the “Fourth Amended and Restated Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto and certain of the Company’s foreign subsidiaries as additional borrowers. The Fourth Amended and Restated Credit Agreement provides for a senior revolving credit facility (the “Revolving Facility”) in the aggregate U.S. dollar equivalent amount of $350 million, $300 million of which (the “U.S. Tranche”) is available for borrowing by the Company in U.S. dollars, and the U.S. dollar equivalent of $50 million of which is available for borrowings by the Company and certain foreign subsidiaries of the Company in certain foreign currencies and in U.S. dollars.  A portion of the U.S. Tranche equal to $25 million is available in U.S. dollars for the issuance of letters of credit.  From time to time and at its option, the Company may request to increase the aggregate amount available for borrowing under the Revolving Facility by up to an aggregate of the U.S. dollar equivalent of $175 million, subject to customary conditions.  The Revolving Facility is guaranteed by the Company’s material domestic subsidiaries, and is secured by a  lien on substantially all of the Company’s and each guarantor’s assets, subject to intercreditor arrangements as to priority and distribution entered into among JPMorgan Chase Bank, N.A., as administrative agent under the Fourth Amended and Restated Credit Agreement, agents under the Second Amended and Restated Channel Finance Credit Agreement and the Receivables Purchase Agreement (each as defined below), and lenders parties to certain of the Company’s other vendor financing facilities.  The interest rates applicable to borrowings under the Revolving Facility are based on the leverage ratio of the Company as set forth on a pricing grid in the Fourth Amended and Restated Credit Agreement.  The Revolving Facility matures on June  23, 2021.

The foregoing description of the Fourth Amended and Restated Credit Agreement is not complete and is qualified in its entirety by reference to the Fourth Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Second Amended and Restated Channel Finance Facility

Also on June 23, 2016, Calence, LLC, Insight Direct USA, Inc. and Insight Public Sector, Inc. (collectively, the “Resellers”) amended and restated their existing credit agreement (as so amended and restated, the “Second Amended and Restated Channel Finance Credit Agreement”) with Castle Pines Capital LLC, as administrative agent, or as a lender, as the context may require (“CPC”), Wells Fargo Capital Finance, LLC, as collateral agent, syndication agent and, together with CPC, administrative agents, and the lenders party thereto.  The Second Amended and Restated Channel Finance Credit Agreement provides for a credit facility (the “Channel Finance Facility”) to finance the purchase of inventory from a list of approved vendors.  The aggregate availability under the Channel Finance Facility increased from $250 million to $325 million.  From time to time and at their  option, the Resellers may request to increase the aggregate amount available under the Channel Finance Facility by up to an aggregate of $25 million, subject to customary conditions.  Each advance under the Channel Finance Facility will be made directly to an approved vendor and must be repaid by the applicable Reseller on the earlier of (i) the date specified by the administrative agent as the “payment due date” with respect to the particular item of inventory being financed and (ii) the date (if any) that such inventory is lost, stolen or damaged.  Interest does not accrue on advances paid within vendor terms.  The Channel Finance Facility is guaranteed by the Company and each of its material domestic subsidiaries, and is secured by a lien on substantially all of the Company’s, each Reseller’s and each guarantor’s assets (excluding equity interests in foreign subsidiaries), subject to the intercreditor arrangements described above.  The Channel Finance Facility matures on June 23, 2021.

The foregoing description of the Second Amended and Restated Channel Finance Credit Agreement is not complete and is qualified in its entirety by reference to the Second Amended and Restated Channel Finance Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Amendment to Receivable Securitization Financing Facility

Also on June 23, 2016, Insight Receivables, LLC (“Insight Receivables”), the Company, Wells Fargo Bank National Association, as Agent for the Purchasers, and the purchasers and managing agents party thereto, entered into an Amendment to the Receivables Purchase Agreement  providing for the Company’s accounts receivable securitization financing facility (the “ABS Facility” and such amendment, the “ABS Amendment”).  The ABS Amendment amends the ABS Facility to, among other things, (i) increase the aggregate borrowing availability under the ABS Facility to $250 million from $200 million, (ii) renew the borrowing program under the ABS Facility for a three-year term expiring June 23, 2019, and (iii) modify interest rates and fees for used and unused capacity.

The foregoing description of the ABS Amendment is not complete and is qualified in its entirety by reference to the ABS Amendment, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Fourth Amended and Restated Credit Agreement, dated as of June 23, 2016, by and among Insight Enterprises, Inc., Insight Enterprises B.V., Insight Direct (UK) Ltd., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the lenders party thereto.

10.2
Second Amended and Restated Credit Agreement, dated as of June 23, 2016, by and among Calence, LLC, Insight Direct USA, Inc. and Insight Public Sector, Inc., as Resellers, Castle Pines Capital LLC, as administrative agent, Wells Fargo Capital Finance, LLC, as collateral agent, syndication agent and administrative agent, and the lenders party thereto.

10.3
Amendment to Receivables Purchase Agreement, dated as of June 23, 2016, among Insight Receivables, LLC, Insight Enterprises, Inc., the purchasers and managing agents party thereto and Wells Fargo Bank, National Association, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date:	June 28, 2016	By:	/s/ Lynn Willden
Name: Lynn Willden
Title: Treasurer